Exhibit 99.1

CVG REPORTS FIRST QUARTER 2021 RESULTS

Record Quarterly Sales of $245.1 million

Estimated $100 million of Net New Annualized Business Secured in First Quarter

NEW ALBANY, OHIO (May 4, 2021) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its first quarter ended March 31, 2021.

First Quarter 2021 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $245.1 million, up 31.0% driven by new business wins, demand growth in warehouse automation, and demand growth in global vehicle markets.
•Operating Income of $15.4 million, up $41.9 million primarily due to higher sales volume in Q1 2021 and an impairment taken of $28.9 million in Q1 2020 that did not reoccur.
•Adjusted operating income of $15.8 million, up $8.7 million or 122.5% due to higher volume and an improved cost structure driven by 2020 restructuring actions.
•Net income of $8.5 million, or $0.26 per diluted share, an increase of $1.06 per share.
•Adjusted EBITDA of $21.1 million, up $10.1 million due to higher volumes, lower costs and improved sales mix.
•Warehouse automation revenues grew to $41.9 million, representing 17.1% of Company sales in Q1 2021.
•Estimated $100 million of net new annualized business awarded to the company in Q1 2021, driven by electric vehicle platform wins that are longer cycle awards.
•Subsequent to quarter end, the Company refinanced its debt with a new bank group and a new flexible design that enables us to have up to $200 million of acquisition capital. The refinancing will reduce future interest expense by $3.1 million per quarter. This is a major milestone in our business transformation program.

Harold Bevis, President and Chief Executive Officer of CVG, said, “We reported record sales in Q1 2021 due to strong demand in the company's legacy markets, growth in the company's target markets and new business awards. Our success can be seen in our warehouse automation business which grew revenues 22% quarter over quarter to $41.9 million and remains on track to meet or exceed our full year 2021 goal of $150 million. Additionally, our expertise designing, developing and building value-added products offers significant value to companies in the e-commerce transportation network and automated warehousing. With the majority of our $100 million of net new annual business wins in the quarter outside of internal combustion engine truck, we continue to make progress towards our goal of reducing the cyclicality in our business and turning CVG into a secular growth business. Looking forward, we see some customers moderating their production outlooks as a result of semiconductor chip and material shortages as well as cost inflation due to dislocations in the supply chain. While demand and orders are robust, we see headwinds with regards to increasing production rates, raw material inflation, labor inflation and freight inflation."

Chris Bohnert, Chief Financial Officer, commented, "While we delivered record sales in the first quarter, we also maintained our expense discipline which resulted in 260 basis points of adjusted operating margin expansion as compared to the year ago first quarter. Our first quarter adjusted operating margin of 6.4% also included $1.1 million of new business startup costs which suppressed our margin by 40 basis points. Additionally, I am very pleased we were able to close on our $275 million senior secured credit facility on April 30, 2021. This refinance will significantly reduce our interest expense and provide greater financial flexibility for our future growth.

First Quarter Financial Results
(amounts in millions except per share data and percentages)

	First Quarter
	2021	2020	Change
Revenues	$245.1	$187.1	31.0%
Gross profit	$31.1	$20.3	53.2%
Gross margin	12.7%	10.8%
Operating income (loss)	$15.4	$(26.5)	NM [2]
Operating margin	6.3%	(14.2)%
Adjusted operating income [1]	$15.8	$7.1	122.5%
Adjusted operating margin [1]	6.4%	3.8%
Net income (loss)	$8.5	$(24.6)	NM [2]
Adjusted net income [1]	$8.8	$0.7	1157.1%
Earnings per share, diluted	$0.26	$(0.80)	NM [2]
Adjusted earnings per share, diluted [1]	$0.27	$0.02	1250.0%
Adjusted EBITDA [1]	$21.1	$11.0	91.8%
Adjusted EBITDA margin [1]	8.6%	5.9%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results
First Quarter 2021 Results
•First quarter 2021 revenues were $245.1 million compared to $187.1 million in the prior year period, an increase of 31.0%. The increase in revenues reflected the significant increase in the warehouse automation business and the improving global vehicle end markets. Foreign currency translation also favorably impacted first quarter of 2021 revenues by $4.3 million, or by 2.3%.
•Operating income for the first quarter 2021 was $15.4 million compared to an operating loss of $26.5 million in the prior year period. The increase in operating income is primarily attributable to higher sales volume, an improved cost structure and an impairment of $28.9 million taken in the prior year period that did not reoccur. The first quarter of 2021 adjusted operating income was $15.8 million, excluding special charges.
•Interest associated with debt and other expenses was $5.0 million and $4.6 million for the first quarter ended March 31, 2021 and 2020, respectively.
•Net income was $8.5 million, or $0.26 per diluted share, for the first quarter 2021 compared to net loss $24.6 million, or $(0.80) per diluted share, in the prior year period.

At March 31, 2021, the Company had $6.8 million outstanding borrowings on its revolving credit facility and had $38.1 million of cash and $81.9 million of availability from the revolving credit facility, resulting in liquidity of $120.0 million.

Subsequent to quarter end, on April 30, 2021, the Company closed on $275 million in senior secured credit facilities, consisting of a $150 million Term Loan A and a $125 million Revolving Credit Facility. The Company used a portion of the proceeds to pay off its existing Term Loan B and Asset Backed Loan Facility which had outstanding principle of $151.6 million and $11.3 million, respectively, at April 30, 2021. On a proforma basis at March 31, 2021, the Company's liquidity would have been $154.7 million under its new credit facility.

Segment Results

Electrical Systems Segment

First Quarter 2021 Results
•Revenues for the Electrical Systems segment in the first quarter 2021 were $162.2 million compared to $112.1 million for the prior year period, an increase of 44.7% primarily as a result of business growth in warehouse automation and improved demand in the global wire harness business, especially construction equipment. Foreign currency translation favorably impacted first quarter 2021 revenues by $1.3 million, or by 1.2%.
•Operating income for the first quarter 2021 was $14.9 million compared to operating loss of $17.1 million in the prior year period. The increase in operating income was primarily attributable to increased sales and an impairment taken in the prior year that did not reoccur.

Global Seating Segment

First Quarter 2021 Results
•Revenues for the Global Seating segment in the first quarter of 2021 were $91.1 million compared to $76.0 million in the prior year period, an increase of 19.9% due to the improving global commercial vehicle end markets, particularly in Asia Pacific and Europe. Foreign currency translation favorably impacted first quarter 2021 revenues by $3.0 million, or by 3.9%.
•Operating income for the first quarter of 2021 was $5.5 million compared to operating loss of $0.4 million in the prior year period. The increase in operating income is primarily attributable to higher sales volume and an impairment taken in the prior year that did not reoccur.

2021 Demand Outlook
The demand outlook for the Company's legacy vehicle markets is favorable. According to a April 2021 report by ACT Research, a publisher of industry market research, 2020 North American Class 8 truck build production was 214,250 units and Class 5-7 production was 223,721 units. 2021 North American Class 8 truck production levels are expected to be at 303,000 units and Class 5-7 production are expected to be at 250,000 units. This outlook supports demand for the Company’s vehicle products.
The demand outlook for the Company’s entrance into the electric vehicle market is favorable. Many global electric vehicle platforms are underway across the spectrum of vehicle types. Adoption rates are forecast to increase and supports continuance of the Company's efforts aimed at partnering with Electric Vehicle makers to help them develop and produce these vehicles and make use of the Company’s full product basket of the following: entire electrical systems for the chassis and powertrain, seating solutions, headliners, interior trim, mirrors, wipers, floormats, and road sensors.
The demand outlook for the Company’s warehouse automation products is favorable. According to LogisticsIQ, demand for warehouse automation products is expected to grow approximately 14%

annually through 2026. This outlook supports demand for the Company's warehouse automation products.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Wednesday, May 5, 2021, at 10:00 a.m. ET. Management intends to reference the Q1 2021 Earnings Call Presentation during the conference call. To participate, dial (833) 235-5650 using conference code 9982822. International participants dial (647) 689-4139 using conference code 9982822.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (800) 585-8367 using access code 9982822 and international callers can dial (416) 621-4642 using access code 9982822.

Company Contact

Christopher H. Bohnert
CFO
CVG
(614) 289-0414

About CVG

CVG is a global provider of components and assemblies into two primary end markets – the global vehicle market and the U.S. technology integrator markets. The company provides components and assemblies to global vehicle companies to build original equipment and provides aftermarket products for fleet owners. The company also provides mechanical assemblies to warehouse automation integrators and to U.S. military technology integrators.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, including the short-term and long-term impact of the COVID-19 pandemic on our business, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction equipment business, the Company’s prospects in the wire harness, warehouse automation and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2021 and 2020
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended
	2021	2020
Revenues	$245,122	$187,105
Cost of revenues	214,001	166,802
Gross profit	31,121	20,303
Selling, general and administrative expenses	15,718	17,959
Goodwill and other impairment	—	28,867
Operating income (loss)	15,403	(26,523)
Other (income) expense	(656)	741
Interest expense	5,041	4,624
Income (loss) before provision for income taxes	11,018	(31,888)
Provision (benefit) for income taxes	2,528	(7,294)
Net income (loss)	$8,490	$(24,594)
Earnings (loss) per Common Share:
Basic	$0.27	$(0.80)
Diluted	$0.26	$(0.80)
Weighted average shares outstanding:
Basic	31,264	30,806
Diluted	32,307	30,806

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	March 31, 2021	December 31, 2020
Current assets:
Cash	$38,136	$50,503
Accounts receivable, net of allowances of $670 and $644, respectively	186,036	151,101
Inventories	109,008	91,247
Other current assets	22,043	17,686
Total current assets	355,223	310,537
Property, plant and equipment, net	59,882	62,776
Intangible assets, net	20,926	21,804
Deferred income taxes, net	24,603	25,981
Other assets, net	31,252	33,275
Total assets	$491,886	$454,373
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$135,453	$112,402
Accrued liabilities and other	51,681	50,056
Current portion of long-term debt	2,430	2,429
Total current liabilities	189,564	164,887
Long-term debt	152,035	144,147
Pension and other post-retirement benefits	14,668	15,296
Other long-term liabilities	33,004	34,673
Total liabilities	389,271	359,003
Stockholders’ equity:
Preferred stock, $0.01 par value (5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, $0.01 par value (60,000,000 shares authorized; 31,381,845 and 31,249,811 shares issued and outstanding respectively)	315	313
Treasury stock, at cost: 1,567,654 and 1,560,623 shares, respectively	(11,893)	(11,893)
Additional paid-in capital	250,277	249,312
Retained deficit	(88,866)	(97,356)
Accumulated other comprehensive loss	(47,218)	(45,006)
Total stockholders’ equity	102,615	95,370
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$491,886	$454,373

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended March 31
	Electrical Systems		Global Seating		Corporate / Other		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Revenues
External revenues	$159,687	$111,167	$85,435	$75,938	$—	$—	$245,122	$187,105
Intersegment revenues	2,553	931	5,659	43	(8,212)	(974)	—	—
Total revenues	$162,240	$112,098	$91,094	$75,981	$(8,212)	$(974)	$245,122	$187,105
Gross profit	20,270	10,946	10,888	9,371	(37)	(14)	31,121	20,303
Selling, general & administrative expenses	5,403	4,679	5,344	4,923	4,971	8,357	15,718	17,959
Goodwill and other impairment	—	23,415	—	4,809	—	643	—	28,867
Operating income (loss)	$14,867	$(17,148)	$5,544	$(361)	$(5,008)	$(9,014)	$15,403	$(26,523)

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating income (loss)	$15,403	$(26,523)
Restructuring	—	171
Deferred consideration purchase accounting	248	—
Investigation	194	2,376
CEO transition	—	2,256
Impairment of goodwill and long-lived assets	—	28,867
Total operating income (loss) adjustments	442	33,670
Adjusted operating income (loss)	$15,845	$7,147
% of revenues	6.5%	3.8%

	Three Months Ended
	March 31, 2021	March 31, 2020
Net income (loss)	8,490	(24,594)
Operating income (loss) adjustments	442	33,670
Adjusted (benefit) provision for income taxes[1]	(111)	(8,417)
Adjusted net income (loss)	$8,821	$659

Diluted EPS	$0.26	$(0.80)
Adjustments to diluted EPS	$0.01	$0.82
Adjusted diluted EPS	$0.27	$0.02
1.Reported Tax (Benefit) Provision adjusted for tax effect of special charges at 25%

	Three Months Ended
	March 31, 2021	March 31, 2020
Net income (loss)	$8,490	$(24,594)
Interest expense	5,041	4,624
Provision (benefit) for income taxes	2,528	(7,294)
Depreciation expense	3,781	3,780
Amortization expense	861	860
Impairment of goodwill and long-lived assets	—	28,867
EBITDA	$20,701	$6,243
% of revenues	8.4%	3.3%

EBITDA adjustments
Restructuring	$—	$171
Deferred consideration purchase accounting	248	—
Investigation	194	2,376
CEO transition	—	2,256
Adjusted EBITDA	$21,143	$11,046
% of revenues	8.6%	5.9%

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Segment Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended March 31, 2021
	Electrical Systems	Global Seating	Corporate / Other	Total
Operating income (loss)	$14,867	$5,544	$(5,008)	$15,403
Deferred consideration purchase accounting	248	—	—	248
Investigation	—	—	194	194
Adjusted operating income (loss)	$15,115	$5,544	$(4,814)	$15,845
% of revenues	9.3%	6.1%		6.5%

	Three Months Ended March 31, 2020
	Electrical Systems	Global Seating	Corporate / Other	Total
Operating loss	$(17,148)	$(361)	$(9,014)	$(26,523)
Restructuring	—	131	40	171
Investigation	—	—	2,376	2,376
CEO transition	—	—	2,256	2,256
Impairment of goodwill and long-lived assets	23,415	4,809	643	28,867
Adjusted operating income (loss)	$6,267	$4,579	$(3,699)	$7,147
% of revenues	5.6%	6.0%		3.8%

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.